UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

 New Age Beverages Corporation

  (Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

New Age Beverages Corporation (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on June 25, 2020. At the Annual Meeting, the shareholders of the Company elected the seven director nominees and approved Proposal No. 3. Proposal No. 2, relating to the reincorporation of the Company from the State of Washington to the State of Delaware, was not approved. The final voting results on each proposal brought before the Annual Meeting are as follows:

Proposal No. 1: To elect seven (7) directors to the board of directors of the Company to serve until the next annual meeting to be held in 2021 or until their successors have been duly elected and qualified

	For	Withheld	Broker Non-Votes
Gregory Fea	21,128,087	2,719,928	42,942,955
Brent D. Willis	22,032,412	1,815,603	42,942,955
Timothy J. Haas	22,526,727	1,321,288	42,942,955
Ed Brennan	20,814,053	3,033,962	42,942,955
Reginald Kapteyn	20,860,220	2,987,795	42,942,955
Amy Kuzdowicz	20,890,239	2,957,776	42,942,955
Alicia Syrett	22,363,319	1,484,696	42,942,955

Proposal No. 2: To approve the reincorporation of the Company from the State of Washington to the State of Delaware

For	Against	Abstain	Broker Non-Votes
23,159,160	415,997	272,858	42,942,955

Proposal No. 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

For	Against	Abstain
62,215,878	3,640,551	934,541

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: June 30, 2020	By:	/s/ Gregory A Gould
Gregory A. Gould Chief Financial Officer